UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2021

Cemtrex Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208 Brooklyn, NY	11222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market
Series 1 Warrants	CETXW	Nasdaq Capital Market

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cemtrex, Inc. (the “Company”) has appointed a new independent director and audit committee member, Brian Kwon, effective September 28, 2021. Mr. Kwon will serve on the Board of Directors (the “Board”) and stand for election for a one-year term at the Annual Shareholder’s Meeting in 2022.

Mr. Kwon is presently the President and Chief Procurement Officer of H Mart. Brian has extensive operations experience in purchasing, distribution, logistics, IT, HR, and e-commerce from his time at H-Mart. Brian has completed the Harvard Business School General Management Program.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: September 28, 2021	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

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